     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2000


                                                      REGISTRATION NO. 333-31978

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                                 ADAPTEC, INC.

             (Exact name of Registrant as specified in its charter)

             DELAWARE                              3576                             94-2748530
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. employer
  incorporation or organization)       Classification Code Number)             identification no.)

                           --------------------------

                             691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ANDREW J. BROWN
                          VICE PRESIDENT, FINANCE AND
                            CHIEF FINANCIAL OFFICER

                                 ADAPTEC, INC.
                             691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:
                            DENNIS R. DEBROECK, ESQ.
                              DAVID A. BELL, ESQ.
                            DANIEL P. HARVATH, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED          BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)   REGISTRATION FEE(3)
Common Stock, $0.001 par value..........    290,000 shares          $36.6875            $10,639,375            $2,809


(1) The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, include, pursuant to rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock split, stock dividend or similar event.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 193, as amended, based on the average of the high and low prices of the common stock on the Nasdaq national Market on March 2, 2000.



(3) Previously Paid.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED JULY 13, 2000

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

PROSPECTUS

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 290,000 SHARES

                                 ADAPTEC, INC.

                                  COMMON STOCK

                               ($0.001 PAR VALUE)

                               ------------------


    This is an offering of common stock of Adaptec, Inc. All of the shares are being offered by certain stockholders. We will not receive any of the proceeds from the sale of shares by the selling stockholders.


    The Common Stock of Adaptec, Inc., or "Adaptec," trades on the Nasdaq National Market.


    Last reported sale price on July 12, 2000: $19.625 per share.


    Trading Symbol: ADPT

                             ---------------------

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              THE DATE OF THIS PROSPECTUS IS              , 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
The Offering................................................      1
Risk Factors................................................      2
Use of Proceeds.............................................     11
Selling Stockholder.........................................     11
Plan of Distribution........................................     11
Legal Matters...............................................     13
Experts.....................................................     13
Incorporation of Certain Information by Reference...........     13
Where You Can Find More Information.........................     14


                            ------------------------


    WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING. YOU SHOULD NOT RELY ON SUCH INFORMATION OR REPRESENTATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK COVERED BY THIS PROSPECTUS.

                                  THE OFFERING

    Under this Prospectus, the selling stockholder named under the section entitled "Selling Stockholder" of this Prospectus may offer and sell shares of our Common Stock that it acquired upon its exercise of two Warrants to Purchase Stock it received in connection with the cross-license agreement between Adaptec and such selling stockholder.

    The selling stockholder may sell its shares of Common Stock in the open market at prevailing market prices, or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See "Plan of Distribution."

    Except for payment of the exercise price of the Warrants, Adaptec will not receive any of the proceeds from the sale of shares by the selling stockholder.

                                  RISK FACTORS

    THIS OFFERING IS RISKY. ANYONE WHO MAY RECEIVE COMMON STOCK UNDER THIS PROSPECTUS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION PRESENTED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT.

YOU SHOULD NOT RELY UPON THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS.


    We make many forward-looking statements in this Prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to our future plans, objectives, expectations and intentions. We may identify these statements by the use of words such as "believe," "expect," "anticipate," "intend" and "plan" and similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss in "Risk Factors" and elsewhere in this Prospectus. These forward-looking statements speak only as of the date of this Prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.



    OUR FUTURE OPERATING RESULTS ARE SUBJECT TO FLUCTUATION, WHICH COULD REDUCE OUR STOCK PRICE. Our operating results may fluctuate as a result of a wide variety of factors, including, but not limited to, the following:



    - cancellations or postponements of orders



    - shifts in the mix of our products and sales channels



    - changes in pricing policies by our suppliers



    - shortages of components or wafer fabrication capacity affecting us, our customers or our suppliers



    - the market acceptance of new and enhanced versions of our products



    - product obsolescence



    - shortages of skilled labor



    - general worldwide economic and computer industry fluctuations



    - future accounting pronouncements



    - changes in accounting policies



    - the timing of acquisitions of other business products and technologies and any associated charges or earnings



    - restructuring actions or other involuntary terminations



    Fiscal 2000 operating results were materially impacted by unusual charges, including the following:



    - write-offs of acquired in-process technology



    - write-off of estimated license fees attributable to a patent settlement agreement



    Fiscal 1999 operating results were materially impacted by unusual charges, including the following:



    - write-offs of acquired in-process technology

    - costs related to the termination of the Symbios, Inc. acquisition



    - restructuring charges



    - impairment of assets



    - terminations of senior executives



    In addition to the unusual charges described above, our fiscal 1999 operating results were adversely affected by the following:



    - shifts in corporate and retail buying patterns



    - increased competition



    - emerging technologies



    - economic instability in Asia



    - turbulence in the computer disk drive industry.



    IF DEMAND FOR OUR CUSTOMERS' PRODUCTS DECLINE OR OUR CUSTOMERS DO NOT CONTROL THEIR INVENTORIES EFFECTIVELY, OUR REVENUES MAY BE ADVERSELY
AFFECTED. The volume and timing of orders received during a quarter are difficult to forecast. Our customers from time to time encounter uncertain and changing demand for their products. Customers generally order based on their forecasts. If demand falls below such forecasts or if customers do not control inventories effectively, they may cancel or reschedule shipments previously ordered from us. We have historically operated with a relatively small backlog and have set our operating budget based in part on expectations of future revenues. Because much of our operating budget is relatively fixed in the short-term, if revenues do not meet our expectations, then our operating income and net income will be disproportionately affected. Also, operating results in any particular quarter that do not meet the expectations of securities analysts are likely to cause volatility in the price of our common stock.



    IF DEMAND FOR SERVERS, WORKSTATIONS OR HIGH-PERFORMANCE DESKTOPS DECLINE, OUR REVENUES FROM OUR DAS SEGMENT MAY DECLINE. Our Direct Attached Storage, or DAS, products are used primarily in enterprise-class servers, workstations and high-end desktop computer systems. Our DAS products include host bus adapters, or HBA's, Redundant Array of Inexpensive Disks, or RAID, controllers, boards and chips that allow computers to transfer information to and from peripherals, such as hard-disk drives, scanners, CD-ROMs, CD-Rs, CD-RWs, DVD-ROMs, and Zip and Jaz drives among many other devices. Historically, our growth has been supported by increasing demand for systems that support:



    - client/server applications



    - computer-aided engineering



    - Internet/intranet applications



    - data storage and digital content



    - multimedia



    - video



    In the second half of fiscal 1998, the demand for such systems slowed as more businesses chose to use relatively inexpensive PC's for desktop applications, and information technology managers shifted resources toward resolving Year 2000 problems and investing in network infrastructure. Our business or operating results could be materially adversely affected by a similar decline in demand for our products. In addition, other technologies may replace our existing technologies and the acceptance of our technologies in the market may not be widespread, which could materially adversely affect our revenues.

    IF THE DEMAND FOR DESKTOP COMPUTER SYSTEMS AND CD-R AND CD-RW DRIVES DECLINES, REVENUES FROM OUR SOFTWARE SEGMENT MAY DECLINE. Our software products are used primarily in desktop computer systems to enable CD-R and CD-RW capabilities. We sell our software products primarily to major OEMs and distributors. Our business depends on general economic and business conditions and the growth of the CD-R and desktop computer markets. If demand for our products slows or the CD-R market does not develop as quickly as we expect, our business or operating results may decline materially due to the resulting decline in demand for our products.



    IF WE ARE UNABLE TO PROVIDE ADEQUATE CUSTOMER SERVICE DURING OUR CUSTOMERS' DESIGN AND DEVELOPMENT STAGE OR IF WE ARE UNABLE TO PROVIDE SUCH SERVICE IN A TIMELY MANNER, REVENUES MAY BE LOST TO OUR COMPETITION. Certain of our products are designed to meet our customers specifications and, to the extent we are not able to meet these expectations at all or in timely manner, our customers may choose to buy similar products from another company. As a result, our financial results could be materially adversely impacted.



    WE MAY BE UNABLE TO GENERATE ENOUGH REVENUES FROM PRODUCTS INCORPORATING TECHNOLOGY LICENSED FROM AGILENT TO OFFSET THE GUARANTEED PAYMENTS TO AGILENT, WHICH COULD MATERIALLY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS. In
January 2000, we entered into a four-year agreement with Agilent Technologies, Inc. to co-develop, market and sell fibre channel host adapters. As part of the agreement, we agreed to license Agilent's fibre channel host adapter and software driver technology and pay guaranteed minimum royalty payments of $60.0 million over the term of the agreement as follows: $6.0 million in the first year, $12.0 million in the second year, $18.0 million in the third year and $24.0 million in the fourth year. Additionally, we issued Agilent warrants to purchase Adaptec common stock valued at $37.1 million. The cost of these warrants is being amortized over the term of the agreement. If we are unable to generate sufficient revenues to offset our commitment per the agreement and warrant amortization expenses, our results of operations could be materially adversely impacted.



    IF THERE IS A SHORTAGE OF COMPUTER COMPONENTS IN THE MARKET, OUR SALES MAY DECLINE, WHICH COULD MATERIALLY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS. If our customers are unable to purchase certain components which are embedded into their products, then their demand for our components may decline. Beginning in the fourth quarter of fiscal 2000, we began to experience the impact of other companys' chip supply shortages, which reduced the demand for some of our DAS products. This shortage, as well as other shortages, could materially adversely impact our sales and thereby our results of operations.



    OUR RELIANCE ON INDUSTRY STANDARDS AND TECHNOLOGICAL CHANGE IN THE MARKETPLACE MAY CAUSE OUR REVENUES TO FLUCTUATE OR DECLINE. Various standards and protocols that evolve with time characterize the computer industry. We design our products to conform to certain industry standards and protocols such as the following:



    TECHNOLOGIES:



    - SCSI



    - PCI and PCIX



    - RAID



    - Ultra-DMA (or UDMA)



    - Etherstorage



    - Infiniband



    - Fibre channel

    OPERATING SYSTEMS:



    - Windows (including Windows 98 and Windows NT)



    - OS/2



    - Netware



    - UNIX



    - Novell



    - Macintosh



    - Linux



    In particular, a majority of our revenues are currently derived from products based on the SCSI standard. If consumer acceptance of these standards declines, or if new standards emerge, and if we did not anticipate these changes and develop new products, these changes could materially adversely affect our business or operating results. For example, we believe that changes in consumers' perceptions of the relative merits of SCSI based products and products incorporating a competing standard, Ultra-DMA, have materially adversely affected the sales of our products beginning in fiscal 1998 and may materially adversely affect our future sales.



    IF OUR PRODUCTS DO NOT INTEROPERATE EFFECTIVELY, THIS COULD NEGATIVELY IMPACT OUR REVENUES AND REDUCE THE PRICE OF OUR STOCK. We must design our products to interoperate effectively with a variety of hardware and software products supplied by other manufacturers, including the following:



    - microprocessors



    - peripherals



    - operating system software



    We depend on significant cooperation with these manufacturers to achieve our design objectives and produce products that interoperate successfully. We believe that generally we have good relationships with leading system, peripheral, and microprocessor suppliers; however, these suppliers may, from time to time, make it more difficult for us to design our products for successful interoperability. These suppliers also may decide to compete with us.



    OUR DEPENDENCE ON NEW PRODUCTS MAY CAUSE OUR REVENUES TO FLUCTUATE OR DECLINE. Our future success is highly dependent upon our completing and introducing new products at competitive price/performance levels in a timely manner. The success of new product introductions depends on several factors, including the following:



    - defining products to meet customer needs



    - product costs



    - timely completion and introduction of new product designs relative to customers' needs and competitor introductions



    - quality of new products



    - differentiation of new products from those of our competitors



    - market acceptance of our products



    As a result, we believe that continued significant expenditures for research and development will be required in the future. We may fail to identify new product opportunities and develop and bring new products to market in a timely manner. In addition, products or technologies developed by others may render our products or technologies obsolete or noncompetitive, and our targeted customers may not select our products for design or integration into their products. The failure of any of our new product development efforts could have a material adverse effect on our business or operating results.



    IF WE ARE UNABLE TO COMPETE EFFECTIVELY OUR REVENUES AND OUR STOCK PRICE MAY DECLINE. The markets for all of our products are intensely competitive and are characterized by the following:



    - rapid technological advances



    - frequent new product introductions



    - evolving industry standards



    - price erosion



    In the DAS and Storage Networking Solutions, or SNS, segments, we compete with LSI Logic Corporation, QLogic, Corp., American Megatrends, Inc., Mylex Corporation (a subsidiary of IBM) and other captive manufacturers and suppliers. Our principal competitors in the Software segment range from small operations to large consumer software companies. As we have continued to broaden our bandwidth management product offerings into the server, and workstation and desktop environments, we have experienced, and expect to experience in the future, significantly increased competition both from existing competitors and from additional companies that may enter our markets. Some of these companies have greater technical, marketing, manufacturing, and financial resources than we do. We cannot assure that we will have sufficient resources to accomplish any of the following:



    - meet growing product demand



    - make timely introduction of new leading-edge solutions in response to competitive threats



    - compete successfully in the future against existing or potential competitors



    - provide OEMs with timely design specifications



    - prevent price competition from eroding margins



    COSTS ASSOCIATED WITH ACQUISITIONS MAY CAUSE OUR FINANCIAL CONDITION OR OPERATING RESULTS TO DECLINE, WHICH COULD BE EXACERBATED IF WE ARE UNABLE TO INTEGRATE THE ACQUIRED COMPANIES, PRODUCTS OR TECHNOLOGIES. In July 1999, we acquired CeQuadrat, in December 1999, we acquired Distributed Processing Technology, Corp., or DPT, and in March 2000, we acquired Wild File, Inc. Each of the acquisitions was accounted for using the purchase method of accounting. In January 2000, we entered into an agreement with Agilent to co-develop, market and sell fibre channel HBAs. As part of our overall strategy, we may continue to acquire or invest in complementary companies, products, or technologies and enter into joint ventures and strategic alliances with other companies. In order to be successful in these activities, we must:



    - assimilate the operations and personnel of the combined companies



    - minimize the potential disruption of our ongoing business



    - retain key technical and managerial personnel



    - integrate the acquired company into Adaptec's strategic and financial plans.



    - accurately assess the value of a potential target businesses, products or technologies



    - anticipate changes in the market conditions for acquired products or technologies



    - harmonize standards, controls, procedures, and policies



    - minimize the impairment of relationships with employees and customers as a result of integration of new personnel

    We may incur expenses associated with amortization of acquired intangible assets. The benefits of acquisitions may prove to be less than anticipated and may not outweigh the costs reported in our financial statements.



    We may be unsuccessful in overcoming these risks or any other problems encountered in connection with these or other business combinations, investments, or joint ventures. These transactions may materially adversely affect our business, financial condition or operating results.



    WE DEPEND ON WAFER SUPPLIERS WHOSE FAILURE TO MEET OUR MANUFACTURING NEEDS COULD NEGATIVELY AFFECT OUR OPERATIONS. Independent foundries currently manufacture to our specifications all of the finished silicon wafers used for our products. We currently purchase most of our wafers through a supply agreement with Taiwan Semiconductor Manufacturing Corp., or TSMC, the manufacture of semiconductor devices is sensitive to a wide variety of factors, including the following:



    - the availability of raw materials



    - the availability of manufacturing capacity



    - the level of contaminants in the manufacturing environment



    - impurities in the materials used



    - the performance of personnel and equipment



    While we have been satisfied with the quality, yield, and timeliness of wafer deliveries to date, we cannot assure that manufacturing yield problems may occur in the future. In addition, although we have various supply agreements with our suppliers, a shortage of raw materials or production capacity could lead our wafer suppliers to allocate available capacity to other customers, or to the suppliers' internal uses. Any prolonged inability to obtain wafers with competitive performance and cost attributes, adequate yields, or timely deliveries from our foundries would delay our production and our product shipments and could have a material adverse impact on our business or operating results. We expect that our current suppliers will, seek to convert their fabrication process arrangements to smaller wafer geometries and to more advanced process technologies. Such conversions entail inherent technological risks that can affect yields and delivery times. If for any reason our current suppliers are unable or unwilling to satisfy our wafer needs, we will be required to identify and qualify additional foundries. Additional wafer foundries may be unavailable, may prove to be unqualified, and may be unable to satisfy our requirements on a timely basis.



    In order to secure wafer capacity, from time to time we have entered into "take or pay" contracts that have committed us to purchase specified wafer quantities over extended periods, and we have made prepayments to foundries. In the future, we may enter into similar transactions, including, without limitation, the following:



    - non-refundable deposits



    - loans



    - equity investments



    - joint ventures



    - other partnership relationships



    Any such transaction could require us to seek additional equity or debt financing to fund such activities. We may be unable to obtain any required financing on terms acceptable to us.



    WE DEPEND ON SUBCONTRACTORS WHOSE FAILURE TO MEET OUR MANUFACTURING NEEDS COULD NEGATIVELY AFFECT OUR OPERATIONS. We rely on subcontractors for the assembly and packaging of the integrated circuits, or ICs, included in our products. We have no long-term agreements with our assembly and packaging subcontractors. We also use board subcontractors to better balance production runs and capacity. We cannot assure that such subcontractors will continue to be able and willing to meet our requirements for such components or services. Any significant disruption in supplies from, or degradation in the quality of components or services supplied by such subcontractors could delay shipments and result in the loss of customers or revenues or otherwise have a material adverse impact on our business or operating results.



    WE DEPEND ON THE EFFORTS OF OUR DISTRIBUTORS, WHICH IF REDUCED, WOULD RESULT IN LOWER REVENUES AND OPERATING RESULTS. Our distributors generally offer a diverse array of products from several different manufacturers. Accordingly, we are at a risk that these distributors may give higher priority to selling products from other suppliers, thus reducing their efforts to sell our products. A reduction in sales efforts by our current distributors could materially adversely impact our business or operating results. Our distributors may on occasion build inventories in anticipation of substantial growth in sales, and if such growth does not occur as rapidly as we anticipate, distributors may decrease the amount of product ordered from us in subsequent quarters. In addition, if we decrease our price protection or distributor-incentive programs, our distributors may temporarily decrease the amounts of product purchased from us. This could result in a change in distributor business habits, and distributors may decide to decrease the amount of product held and reduce their inventory levels. This could reduce our revenues in any given quarter and could negatively impact our operating results. In addition, we may from time to time take actions to reduce levels of our products at distributors. These actions could reduce our revenues in any given quarter and could negatively impact our operating results or revenues.



    Gross revenues from distributors accounted for 54% of our total gross revenues in fiscal 2000. One distributor accounted for 13% of net revenues in fiscal 2000 and 19% of gross trade receivables as of March 31, 2000. Another distributor accounted for 11% of gross trade receivables as of March 31, 2000, but represented less than 10% of net revenues in fiscal 2000.



    OUR OPERATIONS DEPEND ON KEY PERSONNEL, THE LOSS OF WHOM COULD AFFECT OUR BUSINESS AND REDUCE OUR FUTURE REVENUES. Our future success depends in large part on the continued service of our key technical, marketing, and management personnel, and on our ability to continue to attract and retain qualified employees, particularly those highly skilled design, process, and test engineers who are involved in the design enhancements and manufacture of existing products and the development of new products and processes. The competition for such personnel is intense, and the loss of key employees could materially adversely affect our business, operating results or revenues. Specifically, the expansion of high technology companies in Silicon Valley, where our corporate offices are located, has increased demand and competition for qualified personnel. Our continued growth and future operating results will depend upon our ability to attract, hire and retain significant numbers of qualified employees.



    CERTAIN OF OUR INTERNATIONAL OPERATIONS ARE RISKY, AND MAY NEGATIVELY AFFECT OUR OPERATIONS OR REVENUES. Our manufacturing facilities and various subcontractors it utilizes from time to time are primarily located in Asia. Additionally, we have various sales offices and customers throughout Europe, Japan, and other countries. Our international operations and sales are subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations, and changes in import/ export regulations, tariffs, and freight rates. We may use forward exchange contracts to manage any exposure associated with certain foreign currency-denominated commitments. In addition, because our primary wafer supplier, TSMC is located in Taiwan, we may be subject to certain risks resulting from the political instability in Taiwan, including conflicts between Taiwan and the People's Republic of China.



    IF WE ARE UNABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY BE UNABLE TO COMPETE EFFECTIVELY. Historically, we have devoted significant resources to research and development, and we believe that the intellectual property derived from such research and development is a valuable asset that is important to the success of our business. Although we actively maintain and defend our intellectual property rights, we may be unable to adequately to protect our proprietary rights. In addition, the laws of certain territories in which our products are or may be developed, manufactured, or sold, including Asia and Europe, may not protect our products and intellectual property rights to the same extent as the laws of the United States.



    Despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property, which could harm our business. We have from time to time discovered counterfeit copies of our products being manufactured or sold by others. Although we maintain an active program to detect and deter the counterfeiting of our products, significant availability of counterfeit products could reduce our revenue and damage our reputation and goodwill with customers.



    THIRD PARTIES MAY ASSERT INFRINGEMENT CLAIMS AGAINST US, WHICH MAY BE EXPENSIVE TO DEFEND AND RESULT IN ADDITIONAL COSTS AND COULD MATERIALLY ADVERSELY IMPACT OUR OPERATIONS AND REVENUES. From time to time, third parties may assert exclusive patent, copyright, and other intellectual property rights to our key technologies. We cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by third parties will not result in costly litigation, or that we would prevail in such litigation or be able to license any valid and infringed patents from third parties on commercially reasonable terms. Litigation, regardless of the outcome, could result in substantial cost to us and diversion of our resources. Any infringement claim or other litigation against or by us could materially adversely impact our business, operating results or revenues.



    In May 2000, we entered into an agreement with a third party for a patent cross-license. We will pay the third party a settlement fee in return for a release from past infringement claims prior to January 1, 2000 and a fully paid-up license fee for the use of certain of the third party's patents through June 30, 2004. Additionally, we will grant the third party a license to use all of its patents for the same period. The aggregate fee to be paid by us under the proposed cross-license agreement will range from $11 million to $25 million, depending on the outcome of an evaluation of certain patents by an independent party. Our best estimate of the aggregate fee that will be payable under the proposed cross-license agreement is $18.0 million.



    WE MAY ENCOUNTER NATURAL DISASTERS, WHICH MAY NEGATIVELY AFFECT OUR OPERATIONS AND OUR FINANCIAL CONDITION. Our corporate headquarters in California are located near major earthquake faults. Any damage to our information systems caused as a result of an earthquake, fire or any other natural disasters could have a material impact on our business, financial condition and results of operations. Additionally, our primary wafer supplier is located in Taiwan, which has experienced significant earthquakes. A severe earthquake could interrupt our manufacturing process and could materially adversely impact our business, financial condition or results of operations.



    WE MAY EXPERIENCE VOLATILE FLUCTUATIONS IN OUR STOCK PRICE. The stock market in general, and the market for shares of technology companies in particular, has from time to time experienced extreme price fluctuations. Often, these changes have been unrelated to the operating performance of the affected companies. In addition, factors such as technological innovations or new product introductions by us, by our competitors, or by our customers may have a significant impact positively or negatively, on the market price of our common stock. Furthermore, quarter-to-quarter fluctuations in our results of operations caused by changes in customer demand, changes in the microcomputer and peripherals markets, or other factors, may have a significant impact on the market price of our common stock. General market conditions and international macroeconomic factors unrelated to our performance may also affect our stock price. These conditions and other conditions and factors that generally affect the market for stocks of technology companies could cause the price of our common stock to fluctuate substantially over short periods.

    WE ARE EXPOSED TO CERTAIN EQUITY PRICE RISKS OR INVESTMENT RISKS WHICH COULD AFFECT OUR QUARTERLY OR ANNUAL PROFITS AND OUR STOCK PRICE. We are exposed to equity price risk with our investment in JNI Corporation common stock included in "Marketable securities" in our Condensed Consolidated Balance Sheet as of March 31, 2000. Since JNI's initial public offering in October 1999 through the date of our fiscal 2000 Report on Form 10-K, the market price of JNI common stock has ranged from $20.19 to $93.88 and is likely to continue to fluctuate. An adverse change in the price of JNI common stock and limitations on the sale of that stock could materially adversely affect our financial position and, if we were to sell our investment at a loss, could materially adversely affect our financial results.



    WE ENGAGE IN TRANSACTIONS INVOLVING DERIVATIVES WHICH COULD ADVERSELY AFFECT OUR FINANCIAL POSITION. We engage in transactions involving derivative securities to execute repurchases of our common stock under stock repurchase programs authorized by our board of directors. Some of these transactions may obligate us to buy back shares of our common stock at prices greater than the fair market value at the time of purchase. In June 2000, we repurchased shares of its common stock at prices greater than the fair market value of our stock at the date of repurchase in accordance with two derivative contracts. Although the impact of the June 2000 repurchases did not materially adversely impact of financial position, in the future our obligation could be in excess of the amounts recognized in our financial statements and could materially adversely affect our financial position.



    WE MAY BE ENGAGED IN LEGAL PROCEEDINGS THAT COULD NEGATIVELY AFFECT OUR FINANCIAL CONDITION OR BUSINESS OPERATIONS. From time to time we are subject to litigation or claims that could negatively affect our financial condition or business operations. For instance, a class action lawsuit is pending in the United States District Court for the Northern District of California against us and certain of our officers and directors. This lawsuit alleges that we made false and misleading statements at various times during the period between April 1997 and January 1998 and that these statements violated federal securities laws. The complaint does not specify damages. Our motion to dismiss the complaint was granted in April 2000. The plaintiffs were given leave to file an amended complaint, and they have stated that they intend to do so. We believe this lawsuit is without merit and we intend to defend ourselves vigorously. However, any dispute, including this lawsuit, could cause us to incur unforeseen expenses and could occupy an inordinate amount of our management's time and attention and could negatively affect our financial condition or business operations.



    WE MAY BE SUBJECT TO A HIGHER EFFECTIVE TAX RATE THAT COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL POSITION. Currently, we are subject to a significantly lower effective tax rate than the United States Federal statutory tax rate due to income earned in Singapore, resulting from a tax holiday relating to certain of our products. The terms of the tax holiday provide that profits derived from certain products will be exempt from tax through fiscal 2005, subject to certain conditions. If we do not continue to meet the conditions and requirements of the tax holiday in Singapore, our effective tax rate will increase, which could materially adversely impact our results of operations and financial position.



    WE MAY BE REQUIRED TO PAY ADDITIONAL FEDERAL INCOME TAXES WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL CONDITION. We received a statutory notice of deficiency from the Internal Revenue Service relating to our taxable fiscal years 1994 through 1996. Additionally, the Internal Revenue Service is auditing our income tax returns for fiscal years 1997 through 1999, for which we have received no proposed adjustments. We intend to contest the proposed deficiencies. While we believe we have meritorious defenses to the proposed adjustments and that sufficient taxes have been provided, the final outcome of these matters could materially adversely impact our financial condition.

                                USE OF PROCEEDS

    Except for payment of the exercise price of the Warrants described below, Adaptec will not receive any of the proceeds from the sale of shares by the selling stockholder. We intend to use the payment of the exercise of the Warrants for general corporate purposes, including working capital requirements.

                              SELLING STOCKHOLDER


    The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the close of business day on July 12, 2000 by the selling stockholder. The table assumes that the selling stockholder has exercised 100% of its Warrants described below and sells all of the shares offered by it in this offering. However, we are unable to determine the exact number of shares that the selling stockholder will sell or when or if such sales will occur. We also assume, in the table below, that the selling stockholder will not acquire any other shares of our Common Stock pending the offering.


    The selling stockholder has advised us that it is the beneficial owner of the shares being offered.


                                                SHARES BENEFICIALLY                   SHARES BENEFICIALLY
                                                    OWNED BEFORE                          OWNED AFTER
                                                      OFFERING                             OFFERING
                                                --------------------   SHARES BEING   -------------------
NAME                                             NUMBER     PERCENT      OFFERED       NUMBER    PERCENT
----                                            ---------   --------   ------------   --------   --------
Agilent Technologies, Inc.....................  1,160,000     1.2%        290,000     870,000       *


------------------------

* Less that 1%


The address of the selling stockholder is 3000 Hanover Street, Palo Alto, California 94304.


                              PLAN OF DISTRIBUTION


    The selling stockholder will acquire the shares upon exercise of two Warrants to Purchase Stock, the "Warrants," that it received in connection with a cross-license agreement with us. The selling stockholder is bound by the terms of the Warrants, which have a four-year term and entitle the selling stockholder to purchase a total of 1,160,000 shares of our Common Stock at an exercise price of $62.25 per share. The Warrants provide that we will register 25% of the shares, or 290,000 shares, to be received by the selling stockholder and that the selling stockholder may not sell or transfer such 290,000 shares until we have registered them.


    To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the sale of the shares covered by this Prospectus.

    The selling stockholder may offer and sell shares of our Common Stock from time to time. In addition, the selling stockholder's donees, pledgees, transferees and other successors in interest may sell shares received from the named selling stockholder after the date of this Prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may be sold by one or more of the following methods:

    - a block trade in which the broker-dealer engaged by a selling stockholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by the broker-dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    - privately negotiated transactions.

    The selling stockholder has advised us that it has not, as of the date of this Prospectus, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers for the sale of shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

    In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out these short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or financial institution of the shares, which the broker-dealer or financial institution may resell or otherwise transfer under this Prospectus. The selling stockholder may also loan or pledge the shares to a broker-dealer or other financial institution and the broker-dealer or financial institution may sell the shares so loaned or, upon a default, the broker-dealer may sell the pledged shares under this Prospectus. In addition, any securities covered by this Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus.

    Transactions under this Prospectus may or may not involve brokers or dealers. The selling stockholder may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder in amounts to be negotiated in connection with the sale. Broker-dealers or agents may also receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

    The selling stockholder and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of shares covered by this Prospectus. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholder may be deemed to be underwriters within the meaning of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

    We have informed the selling stockholder that the anti-manipulation rules under the Exchange Act apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. The selling stockholder have advised us that during the time they may be engaged in the attempt to sell registered shares, they will:

    - not bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or rights to acquire our securities, other than, in each case, as permitted under the Exchange Act;

    - not sell or distribute the shares until after the Prospectus has been appropriately amended or supplemented, if required, to set forth the terms of sale or distribution; and

    This offering will terminate on the earlier of:

    - January 17, 2001;

    - the date on which all shares held by all selling stockholder can be sold in a three-month period under Rule 144; or

    - the date on which all shares offered have been sold by the selling stockholder.

    We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder.

    Adaptec and the selling stockholder have agreed to indemnify each other and other related parties against specified liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

    Upon the occurrence of any of the following events, a supplement to this Prospectus will be filed, if required, under Rule 424(b) under the Securities Act to include additional disclosure before offers and sales of the securities in question are made:

    - to the extent the securities are sold at a fixed price or at a price other than the prevailing market price, such price would be set forth in the Prospectus,

    - if the securities are sold in block transactions and the purchaser acting in the capacity of an underwriter wishes to resell, such arrangements would be described in the Prospectus,

    - if the selling stockholder sells to a broker-dealer acting in the capacity as an underwriter, such broker-dealer will be identified in the Prospectus

    - if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the Prospectus; and

    - if the selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon by Fenwick & West LLP, Palo Alto, California.

                                    EXPERTS


    The consolidated financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


    The SEC allows us to "incorporate by reference" in this Prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this Prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for our fiscal year ended March 31, 2000, and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until termination of the offering.

    This Prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this Prospectus. Reports we file with the SEC after the date of this Prospectus may also contain information that updates, modifies or is contrary to information in this Prospectus or in documents incorporated by reference in this Prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this Prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    The documents incorporated by reference into this Prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this Prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement Prospectus, to any person, without charge, upon written or oral request.


    Requests for documents should be directed to Investor Relations, Adaptec, Inc., 691 S. Milpitas Blvd., Milpitas, California 95035 (telephone number (408) 945-8600).


    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      5000 West Madison Street       13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains our reports, proxy statements and other information. The address of the SEC Website is http://www.sec.gov.

    We have filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholder. This Prospectus has been filed as part of the registration statement. This Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $ 2,809
Nasdaq National Market filing fee...........................  $ 2,900
Accounting fees and expenses*...............................  $ 7,000
Legal fees and expenses*....................................  $15,000
Miscellaneous*..............................................  $ 5,000
                                                              -------
    Total...................................................  $32,709
                                                              =======

------------------------

* Estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Our Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether we would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. We currently have secured such insurance on behalf of our officers and directors.

    We have entered into agreements to indemnify our directors and officers, in addition to indemnification provided for in our Bylaws. Subject to certain conditions, these agreements, among other things, indemnify our directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Adaptec, arising out of such person's services as a director or officer of Adaptec, any subsidiary of Adaptec or any other company or enterprise to which the person provides services at our request.

ITEM 16.  EXHIBITS.

    The following exhibits are filed herewith or incorporated by reference herein:


       EXHIBIT
       NUMBER                                  EXHIBIT TITLE
---------------------                          -------------
        4.01*           Warrant to Purchase Stock delivered by Adaptec to the
                        selling shareholder, issued on January 17, 2000, as amended on February 14, 2000, providing for the purchase of 696,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

        4.02*           Warrant to Purchase Stock delivered by Adaptec to the
                        selling shareholder, issued on January 17, 2000, as amended on February 14, 2000, providing for the purchase of 464,000 shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

        5.01*           Opinion of Fenwick & West LLP.

       23.01*           Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.

       24.01*           Power of Attorney.


------------------------


*   Previously filed.


ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT");

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
    13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
    15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 13, 2000.


                                                       ADAPTEC, INC.

                                                       By:             /s/ ANDREW J. BROWN
                                                            -----------------------------------------
                                                                         Andrew J. Brown
                                                                   VICE PRESIDENT, FINANCE AND
                                                                     CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----
PRINCIPAL EXECUTIVE OFFICER:

                          *
     -------------------------------------------       President, Chief Executive        July 13, 2000
                 Robert N. Stephens                      Officer and Director

PRINCIPAL FINANCIAL OFFICER:

                 /s/ ANDREW J. BROWN
     -------------------------------------------       Vice President, Finance and       July 13, 2000
                   Andrew J. Brown                       Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

                          *
     -------------------------------------------       Vice President and Corporate      July 13, 2000
                  Kenneth B. Arola                       Controller

ADDITIONAL DIRECTORS:

                          *
     -------------------------------------------       Director                          July 13, 2000
                    John G. Adler

                          *
     -------------------------------------------       Chairman of the Board and         July 13, 2000
                 Laurence B. Boucher                     Director

                          *
     -------------------------------------------       Director                          July 13, 2000
                    Carl J. Conti

                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----
                          *
     -------------------------------------------       Director                          July 13, 2000
                      John East

                          *
     -------------------------------------------       Director                          July 13, 2000
                    Ilene H. Lang

                          *
     -------------------------------------------       Director                          July 13, 2000
                  Robert J. Loarie

                          *
     -------------------------------------------       Director                          July 13, 2000
                     B.J. Moore

                          *
     -------------------------------------------       Director                          July 13, 2000
                 W. Ferrell Sanders

                          *
     -------------------------------------------       Director                          July 13, 2000
                  Phillip E. White



*By:                /s/ ANDREW J. BROWN
           -------------------------------------
                      Andrew J. Brown
                     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                  EXHIBIT TITLE
---------------------                          -------------
        4.01*           Warrant to Purchase Stock delivered by Adaptec to the
                        selling shareholder, issued on January 17, 2000, as amended
                        February 14, 2000, providing for the purchase of 696,000
                        shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

        4.02*           Warrant to Purchase Stock delivered by Adaptec to the
                        selling shareholder, issued on January 17, 2000, as amended
                        February 14, 2000, providing for the purchase of 464,000
                        shares of the Common Stock of Adaptec at an exercise price of $62.25 per share.

        5.01*           Opinion of Fenwick & West LLP.

       23.01*           Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.

       24.01*           Power of Attorney.


------------------------


*   Previously filed.